UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2006

TIER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23195	94-3145844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10780 Parkridge Blvd., 4th Floor Reston, Virginia		20191
(Address of principal executive offices)		(Zip Code)

(571) 382-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.”

As previously disclosed, the Company has identified a number of accounting issues and expects to restate its previously issued financial statements for the fiscal years ended September 30, 2002, 2003 and 2004 and for the fiscal year 2005 quarters, as needed. Because the review and restatement of these prior periods is currently ongoing, as anticipated, the Company cannot finalize its financial position and results of operations for the quarter ended December 31, 2005 by the filing deadline. A copy of the press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference. For the same reason, the Company has not yet filed its Form 10-K for the year ended September 30, 2005. The Company is working diligently to complete its review and to file the Form 10-K and Form 10-Q and the prior period restatements as soon as possible.

Currently, the Company expects revenues for the quarter ended December 31, 2005 to be $38.8 million, a 22%increase over the same quarter in the prior year. Because the Company’s review of its accounting practices (including the impact of the expected restatement on prior periods) is ongoing, the Company is not able to quantify at this time other changes in its financial results compared to the prior-year period.

The financial results discussed herein are preliminary and have not been finalized by the Company. These financial results are based on information available to management at the date of this filing, and could change materially when the Company reports its audited financial results.

The information in this Item 2.02 and Item 9.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being furnished and shall neither be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

Item 8.01	Other Events

Bank Line of Credit

As previously disclosed, the expected restatement, the delayed availability of the Company’s financial statements for the fiscal year ended September 30, 2005, and the anticipated loss for the quarter ended September 30, 2005, constituted events of default under the revolving credit agreement between the Company and its lender.

In addition, the Company will incur similar events of default for the quarter ended December 31, 2005. The Company has requested, and expects to receive, a waiver for these events of default. However, there can be no assurance that the lender will grant a waiver. As of December 31, 2005, the Company had outstanding letters of credit under this facility totaling $1.6 million.

NASDAQ Hearing

As previously disclosed, the Company received a Staff Determination letter from NASDAQ in January 2006 indicating that the Company is not in compliance with the requirements for continued listing on NASDAQ. As permitted by NASDAQ rules, the Company requested a hearing with the NASDAQ Listing Qualifications Panel to request an extension of the required filing deadlines for both the fiscal 2005 Form 10-K and the fiscal 2006 first quarter Form 10-Q in order to complete its restatement activities and refile the aforementioned historical financial reports with the Securities and Exchange Commission and to avoid delisting of the Company’s common stock. In response to the Company’s request, NASDAQ held a hearing on February 2, 2006. The Company is awaiting NASDAQ’s final determination on the extension request and cannot predict the final outcome.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

See the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER TECHNOLOGIES, INC.

By:	/s/ David E. Fountain
Name: David E. Fountain Title: Chief Financial Officer

Date: February 9, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 9, 2006